Exhibit 10.8

DATED                                  2021

DOLE PUBLIC LIMITED COMPANY

TOTAL PRODUCE PLC

TOTAL PRODUCE USA HOLDINGS INC

DEED OF INDEMNITY

FOR THE BENEFIT OF DIRECTORS AND CERTAIN OFFICERS PERFORMING

STATUTORY FUNCTIONS

TABLE OF CONTENTS

1.	DEFINITIONS	2
2.	D&O INSURANCE	4
3.	INDEMNITY	5
4.	DURATION	7
5.	ESTABLISHMENT OF LIABILITY	7
6.	PAYMENT	8
7.	TAX	8
8.	EXCLUSIONS FOR SECTION 235 OF THE COMPANIES ACT 2014 AND OTHER MATTERS	8
9.	NOTIFICATION AND DEFENCE OF PROCEEDING	10
10.	ARBITRATION	11
11.	CONFIDENTIALITY	12
12.	AMENDMENTS AND WAIVER	12
13.	JOINT AND SEVERAL LIABILITY	12
14.	ASSIGNMENT AND CEASING DIRECTORSHIP	13
15.	CHOICE OF GOVERNING LAW	14
16.	SEVERABILITY	14
17.	NOTICES	14
18.	ELECTRONIC SIGNATURES	15

THIS DEED POLL INDEMNITY (this “Deed”)                2021,

IS MADE BY:

1.	DOLE PLC, a public limited company incorporated in Ireland (registered number 606201) having its registered office at 29 North Anne Street, Dublin 7, Dublin, D07 PH36, Ireland (the “Company”);

2.	TOTAL PRODUCE PLC, a public limited company incorporated in Ireland (registered number 427687) having its registered office at 29 North Anne Street, Dublin 7, Dublin, D07 PH36, Ireland;

3.	TOTAL PRODUCE USA HOLDINGS INC., a Delaware corporation, (registered number 5562252) with its agent address at 160 Greentree Drive, Suite 101, Dover, Kent, Delaware, 19904,

(together the “Indemnitors”).

RECITALS

A.

The Indemnitors desire to attract and retain the services of highly qualified individuals, such as the Beneficiaries, to serve the Indemnitors, their holding companies and subsidiaries from time to time (each a “Group Company” or together the “Group”).

B.

In order to induce the Beneficiaries to continue to provide services to the Group, the Indemnitors wish to provide for the indemnification of, and advancement of expenses to, each Beneficiary to the Maximum Extent Permitted by Law.

C.

It is reasonable and prudent for the Indemnitors contractually to obligate themselves to indemnify, and to advance expenses on behalf of, such persons to the Maximum Extent Permitted by Law so that they will serve or continue to serve the Group free from undue concern that they will not be so indemnified.

D.

This Deed is a supplement to and in furtherance of the indemnification provided in the governing documents or otherwise by law or statute applicable to the Indemnitors and/or any Group Company, any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of each Beneficiary thereunder.

NOW, THEREFORE, in consideration of each Beneficiary continuing to serve the Group, the Indemnitors hereby covenant and agree as follows:

1.	DEFINITIONS

1.1	In this Deed the following expressions shall, unless the context otherwise requires, have the following meanings:

Arbitrator	shall have the meaning specified in Clause 10.1.

Beneficiary

person who is or becomes:

(i) a director of the Company; or

(ii)  any other officer (excluding any statutory auditor, registrar, examiner or liquidator) of the Company who is required from time to time to perform any statutory obligation of the Company or Total Produce plc.

Board	the board of directors of the Company.

Expenses	all reasonable expert costs, forensic costs, legal fees, barrister costs, court costs and other reasonable costs paid or incurred by a Beneficiary in good faith in connection with investigating, defending, prosecuting, being a witness in or participating in (including on appeal) any Proceedings relating to any Indemnifiable Event, and any local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Deed.

Indemnity	means the indemnity given in Clause 3.

Indemnity Claim	means any investigation, demand, claim, action or proceedings brought or threatened which could give rise to any claim, action or demand by a Beneficiary against any of the Indemnitors.

Indemnifiable Event	any event or occurrence that takes place either prior to or after the execution of this Deed, related to the fact that a Beneficiary is or was a director or officer of the Company or any of its Subsidiaries related to anything done or not done by such Beneficiary in such capacity.

Maximum Extent Permitted by Law	shall include, but not be limited to, the maximum extent authorized or permitted by (i) applicable law, as such laws may from time to time be amended to increase the scope of such permitted indemnification, (ii) the provisions of the applicable governing documents of an Indemnitor that authorize, permit or contemplate indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of such provisions, (iii) any amendments to or replacements of applicable law, and (iv) governing documents of the Indemnitors adopted after the date of this Deed that either increase or decrease the extent to which a company may indemnify its directors, secretaries, officers and executives.

officer	shall have the same meaning as in the Companies Act 2014.

Proceedings

(i) any threatened, pending, or completed action, suit, proceedings, arbitration or alternative dispute resolution mechanism (including an action by or in the right of any of the Indemnitors); or

(ii)  any inquiry, hearing, tribunal or investigation, whether conducted by any the Indemnitors or any other party, that a Beneficiary acting in good faith believes on reasonable grounds may lead to: (i) the institution of any action, suit, proceeding, arbitration or alternative dispute resolution mechanism (whether civil, criminal, administrative or investigative); or (ii) adverse consequences or findings in respect of a Beneficiary in his capacity (or former capacity, as the case may be) as a director or officer of the Company or any of its Subsidiaries.

Run-off insurance	shall have its ordinary meaning and for the avoidance of doubt shall include a provision in a claims-made policy whereby the insurer remains liable for claims relating to an Indemnifiable Event that took place before the expiry or cancellation of the policy referred to in clause 2.1(a)(i).

Subsidiary	Shall have the same meaning as in the Companies Act 2014.

Tax	means all forms of taxation, and all rates, duties, imposts, charges, contributions, deductions, withholdings and levies in the nature of tax whether imposed by government, municipal or local authority and, in each case whether of Ireland or elsewhere in the world, whenever imposed and whether chargeable directly or primarily against or attributable directly or primarily to person and regardless of whether an amount in respect of any of them is recoverable from any other person, together with any interest, fine, charge, surcharge or penalty in respect thereof or to any failure to file any return required for the purposes of any of them.

1.2	In this Deed, unless otherwise specified:

(a)	references to Clauses are to clauses of this Deed;

(b)

a reference to any statute or statutory provision or statutory instrument shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, or re-enacted;

(c)

references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

(d)	headings to Clauses are for convenience only and do not affect the interpretation of this Deed; and

(e)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	D&O INSURANCE

2.1	The Indemnitors shall:

(a)	to the extent it has not already done so, put in place and maintain for the benefit of each Beneficiary:

(i)

directors’ and officers’ liability insurance (including run-off insurance) with coverage at least equal to the coverage provided for other directors and officers of the Company and/or Total Produce plc by the directors’ and officers’ liability insurance policy in effect at the date of this Deed; and

(ii)

directors’ and officers’ liability run-off insurance with a cover duration of six years following the retirement of a Beneficiary as a director, officer or employee of the Total Produce plc and/or a company in the Group;

(b)	not cancel the policy mentioned in this Clause 2 or otherwise knowingly do anything which would cause such policy not to remain in full force and effect;

(c)	pay all premiums required to maintain such policy; and

(d)	honour and discharge all of its obligations under such policy for actions and omissions for the duration of its term.

2.2

The rights of each Beneficiary under this Deed shall be in addition to, and not in limitation of, any other rights such Beneficiaries shall have as a director or officer of the Indemnitors may have under any insurance policy or otherwise.

2.3	If the Company:

(a)	consolidates with or merges into any other corporation and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or

(b)	transfers or conveys more than 50% of its properties and assets to any other corporation;

then, and in each such case, to the extent necessary, proper provision shall be made so that its successors and assigns shall assume the obligations set forth in this Clause 2.

2.4	The Indemnitors agree that they shall indemnify each Beneficiary against all Expenses incurred by such Beneficiary in connection with any action brought by that Beneficiary:

(a)	in respect of any failure by the Indemnitors to comply with the terms of this Clause 2; and/or

(b)	for recovery under the insurance policy referred to in this Clause 2 but only to the extent that a Beneficiary is determined to be entitled to such insurance recovery.

3.	INDEMNITY

3.1	Except as provided in Clauses 4 to 10, a Beneficiary shall be indemnified by the Indemnitors as provided for below:

(a)	in the event any Beneficiary was, is, or becomes a party to, or is threatened to be made a party to, Proceedings by reason of (or arising in part out of) an Indemnifiable Event, the Indemnitors shall:

(i)	indemnify such Beneficiary from and against any and all Expenses; and

(ii)

provide such Beneficiary with such reasonable assistance, including reasonable access rights to information, documents and records of the Indemnitors as is reasonably necessary to enable such Beneficiary to prepare for and defend himself against any such Proceedings (subject to any legally binding obligations of confidentiality undertaken by the Indemnitors to any third parties, and provided that the Indemnitors shall not be obliged to disclose commercially sensitive information to such Beneficiary if he is no longer a director or officer of the Indemnitors);

(b)

in the event any Beneficiary was, is, or becomes a witness in, or is threatened to be made a witness in, any Proceedings by reason of (or arising in part out of) an Indemnifiable Event, the Indemnitors shall:

(i)	indemnify such Beneficiary from and against any and all Expenses; and

(ii)

provide such Beneficiary with such reasonable assistance including reasonable access rights to information, documents and records of the Indemnitors as is reasonably necessary to enable such Beneficiary to prepare for the Proceedings and protect his good name (subject to any legally binding obligations of confidentiality undertaken by the Indemnitors to any third parties, and provided that the Indemnitors shall not be obliged to disclose commercially sensitive information to such Beneficiary if he is no longer a director or officer of an Indemnitor);

(c)

in addition to the indemnity contained in the constitution or applicable by-laws of the Indemnitors, the Indemnitors shall indemnify each Beneficiary against all Expenses, losses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director, officer or employee of any of the Indemnitors and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by a court;

(d)

to the extent that a Beneficiary has been successful in defence of any Proceedings relating in whole or in part to an Indemnifiable Event or in defence of any issue or matter therein, the Beneficiary shall be indemnified by the Indemnitors hereunder against all Expenses incurred in connection therewith; and

(e)

each Beneficiary shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Indemnitors in accordance with this Deed as soon as practicable after the Beneficiary has made written demand on the Indemnitors for indemnification accompanied by such invoices and/or other evidence of the incurring and the quantum of such Expenses as the Indemnitors (acting reasonably) may require the Beneficiary to produce.

3.2	Except as provided in Clauses 4 to 10:

(a)

it is the intent of the parties that the Indemnitors shall indemnify each Beneficiary from and against any and all Expenses by reason of (or arising in part out of) an Indemnifiable Event to the fullest extent permitted by law;

(b)

the rights of each Beneficiary hereunder shall be in addition to any other rights each Beneficiary may have under the constitution or applicable by-laws of the Indemnitors and/or (as the case may be) the constitution or applicable by-laws of any of the Indemnitors’ Subsidiaries, applicable law, or otherwise; and

(c)

to the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the constitution or applicable by-laws of the Indemnitors and/or (as the case may be) the constitution or applicable by-laws of any of the Indemnitors’ Subsidiaries, applicable law or this Deed, it is the intent of the parties that each Beneficiary enjoy by this Deed the greater benefits so afforded by such change.

3.3

For the purposes of this Deed, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent permitted by the provisions of Irish law and/or the constitution or applicable by-laws of the Indemnitors and/or (as the case may be) the constitution or applicable by-laws of any of the Indemnitors’ Subsidiaries; and (ii) to the fullest extent authorised or permitted by any amendments to or replacements of Irish law and/or the constitution or applicable by-laws of the Indemnitors adopted after the date of this Deed that increase the extent to which a company may indemnify its directors or officers.

4.	DURATION

4.1

The indemnity obligation under Clause 3 shall terminate as regards a Beneficiary on the first date on which the Beneficiary is no longer a director, officer or employee of the Company or any Group Company PROVIDED THAT such termination shall be without prejudice to the ability of that Beneficiary to bring a claim under Clause 3 where the circumstances giving rise to such claim occurred on or prior to the date of such termination.

4.2

The Indemnitors shall have the right, at any time, to terminate this Deed or to modify, vary or amend any provision of this Deed without notice to, or the consent or agreement of, the Beneficiaries PROVIDED THAT such termination, modification, variation or amendment shall be without prejudice to the ability of a Beneficiary to bring a claim under:

(a)	Clause 2; or

(b)	Clause 3,

where the circumstances giving rise to the claim under Clause 3 occurred on or prior to the date of such termination, modification, variation or amendment.

5.	ESTABLISHMENT OF LIABILITY

The Indemnitors shall only be liable in respect of any claim made by a Beneficiary under Clause 3 if and to the extent that such claim is admitted by the Indemnitors or determined in accordance with Clause 10.

6.	PAYMENT

6.1

In the event of payment under this Deed, the Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of a Beneficiary, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Indemnitors effectively to bring suit to enforce such rights.

6.2

The Indemnitors shall not be liable under this Deed to make any payment in connection with any claim made by a Beneficiary to the extent the Beneficiary has otherwise received payment (under any insurance policy, the constitution or applicable by-laws of the Indemnitors and/or (as the case may be) the constitution or applicable by-laws of any of the Indemnitors’ Subsidiaries, or otherwise) of the amounts otherwise indemnifiable hereunder.

7.	TAX

7.1	Any payment in respect of an Indemnity Claim shall be paid by the Indemnitors free and clear of all deductions for or on account of Tax, save as required by law.

7.2

Without prejudice to Clause 8.5, if any deduction is required by law to be made from any payment in respect of an Indemnity Claim, or if payment in respect of any Indemnity Claim is subject to a liability to Tax in the hands of a Beneficiary, then the Indemnitors shall pay to the Beneficiary such sum as will, after such deduction has been made or after such liability to Tax has been taken into account, leave that Beneficiary with the same amount as he would have been entitled to receive had no such deduction been required by law or as he would have been entitled to retain had no such liability to Tax arisen.

8.	EXCLUSIONS FOR SECTION 235 OF THE COMPANIES ACT 2014 AND OTHER MATTERS

8.1	Notwithstanding any other provision of this Deed to the contrary, the Indemnitors shall not be obligated under this Deed to make any payment pursuant to this Deed:

(a)

which is prohibited by law (including in respect of any liability expressly prohibited from being indemnified pursuant to Section 235 of the Companies Act 2014 or section 145 of the Delaware General Corporation law), PROVIDED THAT (i) where Sections 235(3) and 233 of the Companies Act 2014 apply to a Beneficiary, this Clause shall not restrict any rights that that Beneficiary may have under this Deed and (ii) to the extent any such prohibitions are amended or determined by a court of a competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the Beneficiary shall receive the greatest rights then available under law;

(b)

to the extent that a Beneficiary is entitled to recover, and does in fact recover, the relevant Expenses (in respect of which indemnity might otherwise be sought by the Beneficiary pursuant to this Deed) pursuant to any provision as to the indemnification of directors or officers contained in the constitution or applicable by-laws of the Indemnitors and/or (as the case may be) the constitution or applicable by-laws of any of the Indemnitors’ Subsidiaries; or

(c)

to the extent that a Beneficiary is entitled to recover, and does in fact recover, the relevant Expenses (in respect of which indemnity might otherwise be sought by the Beneficiary pursuant to this Deed) pursuant to any of the insurance policies referred to in Clause 2.

8.2

Notwithstanding anything in this Deed to the contrary, a Beneficiary shall not be entitled to indemnification pursuant to this Deed in connection with any Proceedings initiated by the Beneficiary against the Company or any of its Subsidiaries or any director, officer or employee of the Company or any of its Subsidiaries unless:

(a)	the Company has joined in or the Board has consented to the initiation of such Proceeding; or

(b)	the Proceedings are to enforce indemnification rights under this Deed.

8.3	Furthermore, the Indemnity shall not apply:

(a)

if indemnification or payment is only permitted in any particular jurisdiction by any applicable law, regulation, listing rule, disclosure or other similar rules from time to time binding on the relevant Group Company in that jurisdiction with the prior sanction of a resolution of shareholders of the Company;

(b)	where there has been gross negligence, fraud or wilful default by a Beneficiary;

(c)

in respect of loss of earnings or any other employment benefit including, without limitation, rights to bonus or other monetary incentives, shares options or other share-based incentives or pension or other retirement benefits which a Beneficiary may suffer as a result of any period of disqualification from the position of officer by any relevant court, tribunal or other legal or regulatory authority; nor

(d)	where a Beneficiary has improperly derived a personal benefit or profit.

8.4

Without prejudice to any other rights or remedies which may be available to the Beneficiaries, the Indemnity shall not extend to any liability (including any costs and expenses) incurred by, or attaching to, a Beneficiary:

(a)	to pay a fine imposed in criminal proceedings;

(b)	to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(c)	in defending any criminal proceedings in which he is convicted;

(d)	in defending civil proceedings brought by a Group Company in which judgment is given against him; or

(e)	in connection with an application for relief in which the court refuses to grant him relief;

unless, in connection with the matters giving rise to the liability in (a) to (e), the Company determines that a Beneficiary acted in good faith with a view to the best interests any relevant Group Company.

8.5

In computing the amount of an Indemnity Claim there shall be taken into account the amount of any tax deduction or tax saving obtained by a Beneficiary in consequence of the matter that has given rise to the Indemnity Claim.

8.6

If a company ceases to be a Group Company after the date of this Deed, the Indemnitors shall only be liable to indemnify each Beneficiary in respect of liabilities in relation to that company which arose before the date on which that company ceased to be a Group Company.

8.7

If a company becomes a Group Company after the date of this Deed, the Indemnitors shall only be liable to indemnify each Beneficiary in respect of liabilities arising after the date on which that company became a Group Company.

9.	NOTIFICATION AND DEFENCE OF PROCEEDING

9.1

Promptly after receipt by a Beneficiary of notice of the commencement of any Proceeding, the Beneficiary shall, if a claim in respect thereof is to be made against the Indemnitors under this Deed, notify the Indemnitors of the commencement thereof; but the omission so to notify the Indemnitors will not relieve the Indemnitors from any liability that it may have to that Beneficiary, except as provided in Clause 9.3.

9.2

With respect to any Proceedings as to which a Beneficiary notifies the Indemnitors of the commencement thereof, the Indemnitors will be entitled to participate in the Proceedings at its own expense and except as otherwise provided below, to the extent the Indemnitors so wish, it may assume the defence thereof with counsel reasonably satisfactory to the Beneficiary. After notice from an Indemnitor to a Beneficiary of its election to assume the defence of any Proceeding, the Indemnitors shall not be liable to such Beneficiary under this Deed or otherwise for any Expenses subsequently incurred by such Beneficiary in connection with the defence of such Proceedings other than reasonable costs of investigation or as otherwise provided below. Each Beneficiary shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from any of the Indemnitors of its assumption of the defence shall be at the Beneficiary’s expense unless: (i) the employment of legal counsel by the Beneficiary has been authorised by the Indemnitors, or (ii) the Beneficiary has reasonably determined that there may be a conflict of interest between the Beneficiary and the Indemnitors in the defence of the Proceeding, or (iii) none of the Indemnitors shall not in fact have employed counsel to assume the defence of such Proceeding, in each of which cases all Expenses of the Beneficiary in connection with such Proceedings shall be borne by the Indemnitors. The Indemnitors shall not be entitled to assume the defence of any Proceedings brought by or on behalf of any of the Indemnitors, or as to which the Beneficiary shall have made the determination provided for in (ii) above (it being specified, for the avoidance of doubt, that an Indemnitor may assume defence of any such proceedings described in this sentence with the Beneficiary’s consent, provided that any such consent shall not affect the rights of the Beneficiary under the foregoing provisions of this Clause 9.2).

9.3

The Indemnitors shall not be liable to indemnify a Beneficiary under this Deed or otherwise for any amounts paid by the Beneficiary in settlement of any Proceedings effected without the Indemnitors’ written consent, such consent not to be unreasonably withheld. The Indemnitors shall not be liable to indemnify a Beneficiary under this Deed with regard to any judicial award if the Beneficiary was responsible for failing to give the Indemnitors a reasonable and timely opportunity, at their expense, to participate in the defence of such action; the Indemnitors’ liability hereunder shall not be excused if assumption of the defence of the Proceedings by the Indemnitors was barred by this Deed.

9.4

If a Beneficiary is at any time entitled (whether by reason of insurance or otherwise) to recover from some other person any sum in respect of any matter giving rise (or which may give rise) to an Indemnity Claim (whether before or after the Indemnitors have made a payment thereunder) the Beneficiary shall:

(a)

promptly notify the Indemnitors and provide such information as the Indemnitors may reasonably require relating to such right of recovery and the steps taken or to be taken by the Beneficiary in connection with it;

(b)

if so required by the Indemnitors take all steps (whether by way of a claim against its insurers or otherwise including, without limitation, legal proceedings) as the Indemnitors may reasonably require to enforce such recovery; and

(c)	keep the Indemnitors fully informed of the progress of any action taken,

and thereafter any Indemnity Claim shall be limited to the amount by which the liability suffered by the Beneficiary as a result of the matter giving rise to the Indemnity Claim shall exceed the amount so recovered. No other person shall have the right to pursue an Indemnity Claim against the Indemnitors under this Deed (or to seek contribution from the Indemnitors) whether in its own name or that of the Beneficiary.

9.5

If the Indemnitors pay to a Beneficiary an amount pursuant to Clause 3, it shall be on the condition that if the Beneficiary subsequently recovers from a third party a sum which is referable to the matter giving rise to the relevant liability, the Beneficiary shall forthwith repay to the Indemnitors:

(a)	an amount equal to the sum recovered from the third party less any reasonable out-of-pocket costs and expenses incurred by the Beneficiary in recovering the same; or

(b)

if the figure resulting under sub-clause (a) above is greater than the amount paid by the Indemnitors to the Beneficiary in respect of the relevant liability, such lesser amount as shall have been so paid by the Indemnitors.

9.6	The Indemnitors shall be entitled at any stage and at its sole discretion to settle any Indemnity Claim and shall be under no obligation to discuss the same with the relevant Beneficiary.

10.	ARBITRATION

10.1

Any dispute or difference of any kind howsoever arising out of or in connection with the rights of a Beneficiary to indemnity under this Deed shall be fully and finally decided by arbitration pursuant to the provisions of the Arbitration Act 2010 (as amended) and by an arbitrator (the “Arbitrator”) agreed by the relevant Beneficiary and the Indemnitors or, in default of agreement, appointed by the President for the time being of the Law Society of Ireland (or, if he is unwilling or unable to do so, by the next senior officer of the Law Society of Ireland who is willing and able to make the appointment); provided always that these provisions shall apply also to the appointment (whether by agreement or otherwise) of any replacement arbitrator where the original arbitrator (or any replacement) has been removed by order of the High Court, or refuses to act, or is incapable of acting or dies.

10.2	The costs of any Arbitrator appointed pursuant to Clause 10.1 shall be borne by such person(s) as the Arbitrator shall determine.

11.	CONFIDENTIALITY

11.1	Subject to Clause 11.2, each Beneficiary shall treat as confidential and shall not disclose to any person any information which relates to:

(a)	an Indemnity Claim or any matter which results or may result in an Indemnity Claim (including without limitation the existence of an Indemnity Claim);

(b)	any claim or payment made under Clause 3 (any such information being “Confidential Information”).

11.2	Notwithstanding the other provisions of this Clause, a Beneficiary may disclose Confidential Information:

(a)	to his professional advisers provided that he procures that such advisers comply with the restrictions contained in this Clause 11 as if such advisers were a party to this Deed;

(b)	to the extent required by law;

(c)	to the extent the Confidential Information has come into the public domain through no fault of that party; or

(d)	to the extent the Indemnitors have given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

Any Confidential Information to be disclosed by the Beneficiary pursuant to Clause 11.2 (b) or (c) above shall be disclosed only after notice to the Indemnitors.

11.3

The restrictions contained in this Clause 11 shall continue to apply after termination of this Deed, and, for the avoidance of doubt, after the Beneficiary ceases to be a director, officer or employee of the Company or any Group Company, in each case without limit in time.

11.4

Any information which the Indemnitors receive from a Beneficiary pursuant to this Deed may be provided by the Indemnitors to their advisers, insurers and to any other Group Company without notice to that Beneficiary.

12.	AMENDMENTS AND WAIVER

No supplement, modification, or amendment of this Deed shall be binding unless executed in writing by the Indemnitors. No waiver of any of the provisions of this Deed shall be binding unless in the form of writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

13.	JOINT AND SEVERAL LIABILITY

The Indemnitors expressly confirm and agree that the obligations contained in this Deed on the part of the Indemnitors shall be construed and take effect as, to the Maximum Extent Permitted by Law, joint and several obligations of the Indemnitors and the act or default of any one of them shall be deemed to be the act or default of each of them.

14.	ASSIGNMENT AND CEASING DIRECTORSHIP

The benefit of this Deed shall be personal to each Beneficiary and may not be assigned by a Beneficiary save with the prior written consent of the Indemnitors. The indemnification provided under this Deed shall continue as to each Beneficiary for any action taken or not taken while serving as a director or officer of any of the Indemnitors and which pertains to an Indemnifiable Event, even though he may have ceased to be a director or officer of the Indemnitors at the time of any Proceedings or is deceased (in which case this Deed shall endure to the benefit of his estate).

15.	CHOICE OF GOVERNING LAW

This Deed shall be governed by and construed and enforced in accordance with the laws of Ireland.

16.	SEVERABILITY

If any provision or provisions of this Deed is or becomes invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Deed (including without limitation, each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the Maximum Extent Permitted by Law; (b) such provision or provisions shall be deemed reformed to the minimum extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

17.	NOTICES

17.1

All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deem to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Indemnitors at:

Dole plc

29 North Anne Street

Dublin 7

Dublin

D07 PH36

Ireland

Attn: Company Secretary

Total Produce plc

29 North Anne Street

Dublin 7

Dublin

D07 PH36

Ireland

Attn: Company Secretary

Total Produce USA Holdings Inc

160 Greentree Drive

Suite 101

Dover

Kent

Delaware, 19904

Attn: Company Secretary

and (unless otherwise notified to the Indemnitors in writing) to each Beneficiary at the address recorded in the statutory records of the Indemnitors in respect of the Beneficiary’s appointment as a director or officer of the Indemnitors.

Notice of change of address shall be effective only when given in accordance with this Clause. All notices complying with this Clause shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

18.	ELECTRONIC SIGNATURES

18.1

The Indemnitors consent to the execution of this Deed or any documents referred to herein by or on behalf of the other by electronic signature, provided that such manner of execution is permitted by law.

18.2	The Indemnitors:

(a)	agree that an executed copy of this Deed may be retained in electronic form; and

(b)	acknowledge that such electronic form shall constitute an original of this and may be relied upon as evidence of this Deed.

IN WITNESS WHEREOF this Deed has been executed as a Deed for the benefit of each Beneficiary on the date first written above.

GIVEN under the common seal of DOLE PUBLIC LIMITED COMPANY and DELIVERED as a DEED:	Duly Authorised Signatory

GIVEN under the common seal of TOTAL PRODUCE PLC and DELIVERED as a DEED	Duly Authorised Signatory Duly Authorised Signatory

EXECUTED for and on behalf of
TOTAL PRODUCE USA HOLDINGS INC
Signed:

in the presence of:

(Witness’ Signature)

(Witness’ Address)

(Witness’ Occupation)